UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2008 (February 5, 2008)

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(d)         Appointment of Directors

On February 5, 2008, the Board of Directors of Accuray, Incorporated increased the authorized number of members of the Board from six to eight directors and appointed Mr. John P. Wareham and Ms. Elizabeth Davila as members of the company’s Board of Directors.  Mr. Wareham and Ms. Davila are independent directors within the meaning of the rules of the Nasdaq Global Market, the principal trading market for Accuray’s common stock.  As a result of these appointments, a majority of the members of Accuray’s Board of Directors will be independent under such rules.

Mr. Wareham is currently Chairman of the Board of Steris Corporation, a manufacturer of sterilization systems used in hospitals and other clinical and high risk settings.   From 1998  to 2005, Mr. Wareham served as Chief Executive Officer of Beckman Coulter, Inc., a leading diagnostic testing systems company.  He also held the titles of President of Beckman Coulter from 1993 to 2003 and Chairman from 1999 to 2005.  Mr. Wareham also serves on the Boards of Directors of Greatbatch, Inc., a manufacturer of electronic components used in implantable medical devices such as pacemakers and defibrillators, and ResMed, Ltd., a manufacturer of medical devices used to diagnose and treat obstructive sleep apnea and other sleep-related respiratory disorders.

Ms. Davila was the former Chairman and Chief Executive Officer of VISX, Incorporated, a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005.  Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999.  Ms. Davila currently serves as a member of the Board of Directors of Advanced Medical Optics.   Ms. Davila previously served on the Boards of Directors of Cholestech Corp. and VidaMed, Inc., medical device companies which were acquired in 2007 and 2002, respectively.

Mr. Wareham will serve as a Class II member of Accuray’s Board and will therefore next stand for election at Accuray’s 2008 annual meeting of stockholders.  Ms. Davila will serve as a Class III member of Accuray’s Board and will therefore next stand for election at Accuray’s 2009 annual meeting of stockholders.

It is expected that Mr. Wareham and Ms. Davila will each serve on one or more of the standing committees of Accuray’s Board of Directors.  These standing committees consist of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.   Mr. Wareham will also serve as the Chair of a Corporate Strategy Committee that will be established by Accuray’s Board of Directors.

Mr. Wareham and Ms. Davila will receive compensation as currently provided to non-employee members of Accuray’s Board of Directors.  Such compensation is described in Accuray’s proxy statement relating to its 2007 annual meeting of stockholders.   It is expected that in his role as Chair of the Corporate Strategy Committee, Mr. Wareham would receive compensation equal to that provided to the Chair of the Compensation Committee.

There are no arrangements or understandings between either Mr. Wareham or Ms. Davila and Accuray pursuant to which Mr. Wareham or Ms. Davila were elected as directors.   In addition, Accuray is not aware of any transaction or proposed transaction in which Accuray or any of its subsidiaries was or is to be a participant and in which Mr. Wareham or Ms. Davila or any member of their immediate families had, or will have, a direct or indirect material financial interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: February 8, 2008	By:	/s/ Robert E. McNamara
Robert E. McNamara
Chief Financial Officer and Senior Vice President